EXHIBIT 10.1

TOROTEL, INC.
RESTRICTED STOCK AGREEMENT

This RESTRICTED STOCK AGREEMENT (“Agreement”) is made with an effective date of February 12, 2007 and is between Torotel, Inc., a Missouri corporation (the “Company”), and E. Mark Flynn (the “Employee”).

The Company has determined that the interests of the Company and its stockholders will be promoted by hiring talented individuals for the Company and, to induce such individuals to accept employment with the Company, the Company believes a key component of such individuals’ compensation should be granting equity ownership opportunities based upon the acceptance of employment and the continuing employment of such individual.

The Employee is a recently hired key management employee of the Company and will provide valuable services to the Company.  The Board of Directors (the “Board”) has determined that to induce the Employee to accept employment with the Company, it was appropriate to grant to the Employee shares of Common Stock of the Company subject to certain conditions and restrictions set forth in this Agreement.  The Board further determined that the value of the Employee’s services less the compensation to be paid to the Employee for such services equals the aggregate par value of the Common Stock of the Company to be issued pursuant to this Agreement and, therefore, has approved the issuance of shares of Common Stock to the Employee under the terms and conditions set forth herein..

THEREFORE, in consideration of the premises and the covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.          Grant of Award.  The Company hereby grants to the Employee an award of Twenty Five Thousand (25,000) shares of Common Stock, .01 par value per share, of the Company (the “Restricted Shares”), subject to the restrictions, terms and conditions set forth herein.

2.          Restrictions.  Except as otherwise provided herein, the Restricted Shares shall be subject to forfeiture and may not be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated by the Employee unless and until the Employee remains in the employ of the Company until the dates of release as provided herein (the “Release Dates”).

3.          Legend.  Certificates for the Restricted Shares shall be issued as soon as practicable in the name of the Employee and shall be issued with a legend similar to the following:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED SECURITIES AND SUBJECT TO CERTAIN CONDITIONS UNDER THE APPLICABLE RESTRICTED STOCK AGREEMENT DATED FEBRUARY 12, 2007.  THESE SHARES ARE SUBJECT TO A RISK OF FORFEITURE AND CANNOT BE SOLD, DONATED, TRANSFERRED OR IN ANY OTHER MANNER ENCUMBERED EXCEPT IN ACCORDANCE WITH THE TERMS OF SUCH AGREEMENT, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY.

4.          Release Dates.  Based upon Employee attaining mutually agreed upon written annual goals, the Restricted Shares shall be released from the restrictions on transfer and risk of forfeiture Five Thousand (5,000) Shares per Year for Five (5) years beginning February 12, 2008 and each anniversary thereof.  Accordingly, as each of the Release Dates set forth below, that number Shares set forth in the column “Number of Restricted Shares (Cumulative) Released” shall reflect the total number of Shares vested at such time:

Release Date	Number of Restricted Shares (Cumulative) Released
February 12, 2008	5,000 Shares (1/5th)
February 12, 2009	10,000 Shares (2/5ths)
February 12, 2010	15,000 Shares (3/5ths)
February 12, 2011	20,000 Shares (4/5ths)
February 12, 2012	25,000 Shares (5/5ths)

5.          Effect of Termination of Employment; Forfeiture of Restricted Shares.

(a)  If the Employee ceases to be an employee of the Company other than by reason of death, disability or termination by the Company without Cause (as hereinafter defined) and prior to all of the Restricted Shares having been released, all Restricted Shares then still subject to restrictions under this Agreement shall be forfeited and returned to the Company as of the date on which such cessation of employment occurs.  As used herein, the term “disability” means a condition that, in the judgment of the Board of Directors in its sole and exclusive discretion, has rendered the Employee completely and presumably permanently unable to perform the duties of his regular occupation.  As used herein, termination for “Cause” means (1) conviction of the Employee for having committed a felony, (2) acts of dishonesty or moral turpitude by the Employee which are materially detrimental and adverse to the Company, (3) material breach of the Employee’s duty of loyalty or other fiduciary duties to the Company, (4) material failure by the Employee to obey the lawful orders of the Board of Directors or (5) gross negligence or intentional misconduct by the Employee in the performance of the Employee’s obligations hereunder.

(b)  If the Employee ceases to be an employee of the Company by reason of death, disability or termination by the Company without Cause (as defined above), and prior to all of the Restricted Shares having been released, the Restricted Shares then still subject to restrictions under this Agreement shall be released and no longer subject to restrictions under this Agreement

6.          Acceleration Upon Change in Control.  If, prior to all of the Restricted Shares having been released, the Company undergoes a change in control (as defined below), then all of the Restricted Shares shall be released and no longer subject to restrictions under this Agreement.  For purposes of this Agreement, a change in control of the Company means the occurrence of any of the following events:

(i)   the purchase or other acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”) (a “Person”) that is the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act) of 50 percent or more of either the outstanding shares of common stock of the Company (or any entity which directly or indirectly controls the Company) or the combined voting power of the issued and outstanding voting securities of the Company (or any entity which directly or indirectly controls the Company) other than the acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company (or any entity which directly or indirectly controls the Company) or by any employee benefit plan (or related trust) sponsored or maintained by the Company (or any entity which directly or indirectly controls the Company);

(ii)  the approval by the stockholders of the Company (or any entity which directly or indirectly controls the Company) of a reorganization, merger, or consolidation, in each case, with respect to which Persons who were stockholders of the Company (or any entity which directly or indirectly controls the Company) immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated issued and outstanding securities of the Company (or any entity which directly or indirectly controls the Company); or

(iii) a liquidation or dissolution of the Company (or any entity which directly or indirectly controls the Company); or

(iv) the sale of all or substantially all of the assets of the Company (or any entity which directly or indirectly controls the Company).

7.          Dividends and Voting Rights.  While the Restricted Shares are subject to the restrictions of Section 2 and prior to any forfeiture thereof, any shares, securities or property, other than cash dividends, received by the Employee with respect to the Restricted Shares shall be subject to the same restrictions, terms and conditions as are imposed upon the Restricted Shares under Section  While the Restricted Shares are subject to the restrictions of Section 2 and prior to any forfeiture thereof, any cash dividends payable with respect to the Restricted Shares (or with respect to other securities held in escrow pursuant to this Section) (i) shall be deposited immediately in escrow with the Company by the Employee, (ii) shall earn interest from the date of deposit into escrow at a rate per annum equal to the Applicable Federal Short-Term Rate (as hereinafter defined) and (iii) shall be subject to the same terms, conditions and restrictions as are imposed upon the Restricted Shares under Section 2.  The Applicable Federal Short-Term Rate shall mean the rate per annum equal to the then applicable Federal rate for short-term obligations compounding monthly, as determined by the United States Secretary of the Treasury.  The Employee shall have all voting rights with respect to the Restricted Shares.

8.          Powers of Company Not Affected.  The existence of the Restricted Shares shall not affect in any way the rights or powers of the Company or its directors or stockholders to make or authorize any combination, subdivision or reclassification of shares of Common Stock of the Company or any reorganization, merger, consolidation, arrangement, business combination, exchange of shares of Common Stock of the Company, or other change in the Company’s capital structure or its business, or any issue of bonds, debentures or shares having rights or preferences equal, superior or affecting the Restricted Shares or the rights thereof, or any dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.  Nothing in this Agreement shall confer upon the Employee any right to continue in the employment of the Company, or interfere with or limit in any way the right of the Company to terminate the Employee’s employment at any time.

9.          Withholding.  To the extent that the release of any of the Restricted Shares granted the Employee hereunder may obligate the Company to pay withholding taxes on behalf of the Employee, the Company will pay the minimum amount of such withholding taxes then due by (i) withholding such amount from the Employee’s wages or other payments due the Employee, (ii) paying such amount from funds then delivered by the Employee to the Company for such purpose, or (iii) any combination of (i) or (ii) above.

10.        Transfer of Employee’s Rights.  Except as expressly provided herein, the rights of the Employee under this Agreement may not be transferred or assigned by the Employee other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Employee only by the Employee.

11.        Interpretation by Board of Directors.  The Employee agrees that any dispute or disagreement which may arise in connection with this Agreement shall be resolved by the Board of Directors and that any interpretation by the Board of Directors of the terms of this Agreement and any determination made by the Board of Directors under this Agreement may be made in the sole discretion of the Board of Directors and shall be final, binding, and conclusive.  Any such determination need not be uniform and may be made differently among employees awarded Restricted Shares.

12.        Securities Representations of Employee.  Employee acknowledges that the Restricted Shares have not been registered under the Securities Act of 1933 (“1933 Act”) or any other applicable law and are being issued in a transaction intended to be exempt from the registration requirements of the 1933 Act and any other applicable law.  Employee represents and warrants that: (i) Employee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment, (ii) Employee has been allowed free and full access to the properties, assets and records of the Company in order to make such investigation as Employee shall have desired of the affairs of the Company and the value of the Restricted Shares and (iii) Employee is acquiring the Shares for Employee’s own account and for the purpose of investment and not with a view to the sale or distribution thereof.  Employee acknowledges that the Restricted Shares must be held indefinitely unless a subsequent disposition thereof is registered under applicable law or is exempt from registration.  Employee agrees that Employee will not sell or otherwise dispose of the Restricted Shares in the absence of an effective registration statement under applicable law or an exemption from such registration requirements.  Employee acknowledges that by making payment for, or taking delivery of, any Restricted Shares pursuant to this Agreement, Employee shall be deemed to have reaffirmed each representation, warranty, acknowledgement and covenant contained in this Section.

13.        Binding Agreement.  This Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, distributees and successors of the parties hereto, except as otherwise specifically provided herein.

14.        Complete Agreement; Amendment.  This Agreement contains the entire understanding and the full and complete agreement of the parties with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, relating to the subject matter hereof.  This Agreement may not be modified or amended except by a written agreement signed by the parties.

15.        Choice of Law.  This Agreement shall be construed and its provisions enforced and administered in accordance with the laws of the State of Kansas.

16.        Headings.  Headings included in this Agreement are for convenience only and are not intended to limit or expand the rights of the parties.

The parties hereto have executed this Agreement as of the day and year first above written.

TOROTEL, INC.

By:	/s/ Dale H. Sizemore, Jr.
Name:	Dale H. Sizemore, Jr.
Title:	Chairman and CEO

/s/ E. Mark Flynn
E. Mark Flynn, Employee